EXHIBIT 3(i).6

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM  2/19/1992
                                                             920515179 - 2153848

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                EQUITY AU, INC.

Pursuant to the provisions of the Delaware General Corporation Law, EQUITY AU, INC. adopts the following Certificate of Amendment to its Certificate of
Incorporation:

     FIRST: The name of the Corporation is EQUITY AU, INC.

     SECOND: The following amendment to the Certificate of Incorporation of the Corporation was adopted by resolution provided by the shareholder on the 30th day of December 1991, in the manner prescribed by the Delaware General Corporation Law:

Article 4 of the Certificate of Incorporation, as amended, of EQUITY AU, INC. is hereby repealed and amended by substitution of the following Article 4:

                                   ARTICLE 4

The aggregate number of Class A common shares which the Corporation shall have authority to issue is Ninety Nine Million Nine Hundred Thousand (99,900,000) Class A common shares of a par value of $.001 each.

The aggregate number of Class B common shares which the Corporation shall have authority to issue is One Hundred Thousand (100,000) Class B common shares, of a par value of $.01 each.

The aggregate number of preferred shares which the Corporation shall have authority to issue is is to issue is Two Million (2,000,000) shares of non-voting preferred shares, of a par value of $1.00 each.

     THIRD: The date of adoption of the amendment by the shareholders was December 30, 1991. The date of adoption of the amendment by the Board of Directors was December 30, 1991.

     FOURTH: The number of shares voted for the amendment by the holders of the outstanding shares of common stock was sufficient for the approval of the amendment.

     FIFTH: The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendments shall be effected as follows:
NONE.

     SIXTH: The manner in which such amendment effects a change in the amount of stated capital and the amount of stated capital changed by such amendment is as follows: The amount of stated capital is being increased from $2,099,900 [(99,900,000 x $0.001) + (2,000,000 x $1.00)] to $2,101,900 [(99,900,000 x
$0.001) + (2,000,000 x $1.00) + (100,000 x $0.01)].

IN WITNESS WHEREOF the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed this 14th day of February , 1992.

                                EQUITY AU, INC.
                                a Delaware Corporation

                        By:     /s/WM Allison
                                --------------------------------
                                William Allison
                                Secretary

ATTEST:

/s/Kingman Hitz
---------------------------------
Kingman Hitz, Director


THE STATE OF Texas )
                   )
COUNTY OF Collin   )

BEFORE ME, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared Gail W. Holderman, President of EQUITY AU, INC., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, and as the act and deed of such corporation, fo the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 14th day of February 1992.

/s/ Bill Cove
-----------------------
Notary Public, State of Texas

My Commission Expires:

5/20/93                         Bill Cove
--------------------            ----------------------
                                Printed Name of Notary